SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2015

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Leigh Street, Suite 209

Richmond, Virginia 23219

(Address of principal executive offices) (Zip code)

(804) 827-2524

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2015, AmpliPhi Biosciences Corporation (the “Company”) negotiated and executed an amendment (the “Warrant Amendment”) with holders representing more than two-thirds of certain warrants issued by the Company in connection with private placement of the Company’s Series B Redeemable Preferred Stock in June and July 2013 and the Company’s private placement of common stock in December 2013. The Warrant Amendment eliminates certain “down-round” price protection features that were originally included in these warrant agreements.

The description of the terms and conditions of the Warrant Amendment does not purport to be complete and is qualified in its entirety by the full text of the form of the Warrant Amendment, which has been filed as an exhibit to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

   (d) Exhibits

10.1	Form of Amendment to Warrants to Purchase Shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: May 14, 2015
	By:	/s/ David E. Bosher
David E. Bosher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Warrants to Purchase Shares of Common Stock.